UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 3, 2020

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4201 Congress Street, Suite 175
Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip Code)

(704) 994-8279

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, $.01 par value	BTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 below is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 3, 2020, Strong Digital Media, LLC (“SDM”), an indirect subsidiary of Ballantyne Strong, Inc. (“Ballantyne”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Firefly Systems Inc. (“Firefly”), pursuant to which SDM agreed to sell substantially all of the assets primarily related to its Strong Outdoor operating business to Firefly and continue to make available 300 digital taxi tops to Firefly. SDM is retaining certain accounts receivable as well as liabilities other than executory obligations under transferred contracts to the extent such liabilities are required to be performed following closing or constitute certain deferred revenue. The transaction closed on the same day.

In May 2019, Ballantyne transferred its digital taxi-top advertising business to Firefly and became an investor in Firefly. For more information regarding the transaction, see Note 6. Investments to the condensed consolidated financial statements to Ballantyne’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. With the current transaction, Ballantyne transferred all of its remaining taxi-top advertising business to Firefly.

As consideration for entering into the Asset Purchase Agreement, SDM received approximately $0.6 million in cash consideration and approximately $3.2 million of Firefly’s Series A-3 preferred shares.

In connection with the closing of the transactions contemplated by the Asset Purchase Agreement, (i) SDM received approximately $1.1 million of Firefly’s Series A-2 preferred shares, which constituted the remaining shares to be issued pursuant to the Unit Purchase Agreement dated May 21, 2019 (the “Unit Purchase Agreement”), (ii) Firefly no longer has an option to repurchase any of the Series A-2 preferred shares issued to SDM, (iii) accounts payable to Firefly were cancelled and forgiven, and (iv) the Taxicab Advertising Collaboration Agreement dated May 21, 2019 was terminated. SDM currently holds approximately $5.7 million of Firefly Series A-2 preferred shares, which includes the shares issued to SDM as part of the May 2019 transaction.

As contemplated by the Asset Purchase Agreement, the newly issued Series A-2 preferred shares of Firefly will be held by SDM, and the previously issued Series A-2 preferred shares of Firefly held by Fundamental Global Venture Partners, LP (“FGVP”), an investment fund managed by Fundamental Global Advisors, LLC in which SDM is the sole limited partner, were transferred to SDM. The Asset Purchase Agreement includes customary representations and warranties. SDM is indemnifying Firefly for excluded liabilities related to the transferred business.

Convergent Media Systems Corporation (“Convergent”), an indirect subsidiary of Ballantyne, entered into a Master Services Agreement (the “Master Services Agreement”) with Firefly, pursuant to which Convergent agreed to provide certain support services to Firefly, including remote equipment monitoring and diagnostics of screens until no later than December 31, 2022 and transition advertising instruction and integration services, content management services, ad-hoc reporting and analysis, wireless service, advertising content management services, and mapping data until no later than six months from closing. As consideration for entering into the Master Services Agreement, Convergent received $2.0 million in cash consideration.

On August 3, 2020, Strong/MDI Screen Systems, Inc. (“MDI”), a direct subsidiary of Ballantyne, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Firefly, pursuant to which MDI agreed to purchase $4.0 million of Firefly’s Series A-3 preferred shares at the initial closing, which took place on the same day, and Ballantyne and its affiliated entities may purchase an additional $2.0 million of Firefly’s Series A-3 preferred shares at a second closing subject to certain conditions. As contemplated by the Stock Purchase Agreement and ancillary investment agreements, Ballantyne and its affiliated entities will have the right to designate a director to be elected to the board of directors of Firefly, subject to holding, together with its affiliates, approximately $7.2 million of Firefly’s Series A-3 preferred shares and other conditions. Ballantyne and its affiliated entities currently hold $7.2 million of Series A-3 preferred shares and intend to designate Kyle Cerminara, Chairman of Ballantyne’s board of directors and a principal of Ballantyne’s largest shareholder, to Firefly’s board of directors.

The description of the Asset Purchase Agreement and the Master Services Agreement set forth above is qualified in its entirety by the full text of the Asset Purchase Agreement and the Master Services Agreement, which are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The unaudited pro forma consolidated financial information included as Exhibit 99.1 to this Current Report on Form 8-K reflects the disposition of assets discussed in this Current Report.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet as of March 31, 2020 and unaudited pro forma consolidated statements of operations and comprehensive loss for the three months ended March 31, 2020 and the year ended December 31, 2019, in each case showing the pro forma effect of the asset sale, are furnished in Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated August 3, 2020, by and between Strong Digital Media, LLC and Firefly Systems Inc.
10.1*	Master Services Agreement, dated August 3, 2020, by and between Convergent Media Systems Corporation and Firefly Systems Inc.
99.1	Unaudited Pro Forma Financial Information of Ballantyne Strong, Inc.

* Exhibits and schedules have been omitted pursuant to Item 601 of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: August 4, 2020	By:	/s/ Todd R. Major
Todd R. Major
Chief Financial Officer